UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2018

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On November 30, 2018, Hill International, Inc. (the “Company”) appointed Todd E. Weintraub as Senior Vice President and Chief Financial Officer, effective immediately.  Mr. Weintraub brings nearly 30 years of financial leadership and analysis experience to Hill, including serving as CFO, Corporate Controller, Director of Accounting, and Accounting Manager for six publicly traded companies. Most recently, Mr. Weintraub worked with CFO Outsource, LLC, and prior to that, spent 10 years with Macquarie Infrastructure Corporation (NYSE:MIC) in New York, serving as CFO for 7 years. Mr. Weintraub’s business experience includes serving on the Board of Directors for International Matex Tank Terminals, Atlantic Aviation, Macquarie Renewable Energy Holdings, Hawaii Gas, and Parking Company of America, where he was Chair.  Mr. Weintraub is a graduate of Siena College.

Mr. Weintraub will receive an annual base salary of $410,000, be entitled to an annual target bonus equal to 50% of his base salary and be entitled to an annual long-term incentive equity grant valued at 50% of his base salary; both the annual target bonus and the annual long-term incentive equity grant will be based upon criteria established annually by the Company’s Board of Directors.  In addition, Mr. Weintraub is entitled to (i) hotel accommodations for one week, (ii) temporary housing reimbursement for up to $1,500/month for six months, (iii) eight round trip air fares from his current home, (iv) a grant of deferred stock units valued at $16,534 and (v) reimbursement of moving expenses, not to exceed $16,534.  The Company has also designated Mr. Weintraub as a participant in the Company’s 2016 Executive Retention Plan.

Effective as of the date of Mr. Weintraub’s appointment, Gregory Wolf will no longer serve as the Company’s Interim Chief Financial Officer.  The termination of Mr. Wolf’s service as Interim Chief Financial Officer was not due to any disagreement with the Company.

The Company issued a press release on November 30, 2018 regarding the matters described above.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Forms of Award Agreements

Exhibit 10.1 sets forth a form of restricted stock unit award agreement (the “Restricted Stock Agreement”) under the Hill International, Inc. 2017 Equity Compensation Plan.  The Restricted Stock Agreement provides for the grant of restricted stock unit awards which vest upon the satisfaction of performance goals.

Exhibits 10.2 and 10.3 set forth forms of deferred stock unit award agreements for officers and directors, respectively (the “Deferred Stock Agreements”) under the Hill International, Inc. 2017 Equity Compensation Plan.  The Deferred Stock Agreement provides for the grant of deferred stock unit awards which vest, in the case of the form of agreement for officers, ratably over time or, in the case of the form of agreement for directors, at the end of the director’s service.

The foregoing descriptions of the Restricted Stock Agreement and Deferred Stock Agreements do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Award Agreement.
10.2	Form of Deferred Stock Unit Award Agreement (Officers).
10.3	Form of Deferred Stock Unit Award Agreement (Directors).
99.1	Press Release of the Company, dated November 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: December 3, 2018	Title:	Executive Vice President, Chief Administrative Officer and General Counsel